S T R U C T U R E D I N V E S T M E N T S

Client Strategy Guide: June 2013 Offerings

Free Writing Prospectus Dated June 17, 2013
Registration Statement No. 333-178081 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: June 2013 Offerings

Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Leveraged Performance	....

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	.... Jump Securities based on the Financial Select SPDR® Fund (XLF) by Morgan Stanley .... page 14 Buffered PLUS℠ based on the PHLX Housing Sector℠ Index (HGX) by Morgan Stanley .... page 16 Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley .... page 18
Access	Dual Directional Trigger Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 20
Partial Principal at Risk Securities	Commodity-Linked Partial Principal at Risk Securities based on the Dow Jones - UBS Commodity Index℠ (DJUBS) by Morgan Stanley .... page 22
Market-Linked Deposits - FDIC Insured	....

Selected Risks & Considerations .... page 26

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

June 2013

                                                                          Page 3

Client Strategy Guide: June 2013 Offerings

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered
Offering or a Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and  Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[]   For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
     the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                          Page 4

Client Strategy Guide: June 2013 Offerings

Selected Features and  Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include: o Varying levels of exposure to potential capital appreciation or depreciation o Returns based on a defined formula o Variety of underlying assets, including equities, commodities, currencies and interest rates o
Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and  Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.
Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

                                                                          Page 5

Client Strategy Guide: June 2013 Offerings

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked   Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Market-Linked   Notes combine the repayment of all principal at maturity
subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked  Notes do not have the benefit of FDIC insurance.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

[]   May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

[]   May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

[]   May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

[]   May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                          Page 6

Client Strategy Guide: June 2013 Offerings

[Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted] [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                          Page 7

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                          Page 8

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                          Page 9

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 10

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 11

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 12

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 13

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 14

Client Strategy Guide: June 2013 Offerings

Opportunities in Equities

Leveraged Performance[]Jump Securities based on the Financial Select Sector
SPDR([R]) Fund (XLF) by Morgan Stanley

Strategy Overview

[]   Enhanced returns within a certain range of positive share performance and the same downside risk as a direct investment with 1-for-1 downside exposure

[]   May be appropriate for investors anticipating moderate appreciation of the
     Financial Select Sector SPDR([R]) Fund and seeking enhanced returns within a certain range of share performance, in exchange for an appreciation potential limited to the fixed upside payment See "Risk Considerations"
     below

How do the Jump work?

The Jump Securities, which we refer to as the securities, offer the opportunity to earn a return based on the performance of the shares of the Financial Select
Sector SPDR([R]) Fund. Unlike ordinary debt securities, the Jump Securities do not pay interest and do not guarantee the return of any principal at maturity.
Instead, at maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the underlying shares, as determined on the valuation date. If the underlying shares appreciate at all as of the valuation date, you will receive for each security that you hold at maturity an upside payment of $2.10 to $2.30 in addition to the stated principal amount. However, if the final share price is equal to or less than the initial share price, the payment due at maturity will be equal to or less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final share price from the initial share price. This amount may be significantly less than the stated
principal amount and could be zero. Accordingly, you may lose your entire initial investment in the securities. The securities are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and appreciation above the fixed upside payment in exchange for the upside payment feature that applies to a limited range of performance of underlying shares. The securities are notes issued as part of
Morgan Stanley's Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[]   You could lose your entire initial investment in the securities at maturity
[]   Appreciation potential is fixed and limited to the upside payment
[]   Does not provide for current income; no interest payments
[]   The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.
[]   Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector
[]   The market price of the securities may be influenced by many unpredictable factors
[]   The amount payable on the securities is not linked to the price of the underlying shares at any time other than the valuation date
[]   The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices
[]   Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the Financial Select Sector Index
[]   Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the securities
[]   The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
[]   The underlying shares and the share underlying index are different
[]   The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the underlying shares
[]   The securities will not be listed on any securities exchange and secondary trading may be limited
[]   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
[]   Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities
[]   The historical performance of the underlying shares is not an indication of future performance Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 15

Client Strategy Guide: June 2013 Offerings

Key Terms for the Jump Issuer Underlying Shares Maturity Date Payment at
Maturity

Upside Payment

Share Performance Factor Initial Share Price Final Share Price Valuation Date
Adjustment Factor

Issue Price/Stated Principal Amount Listing Expected Pricing Date(1)

Morgan Stanley

Shares of the Financial Select Sector SPDR([R]) Fund (XLF) June , 2015
(approximately 3 years) [] If the Final Share Price is greater than the Initial
Share Price: $10  + the Upside Payment [] If the Final Share Price is less than or equal to the Initial Share Price: $10  [] (Share Performance Factor)
   This amount will be less than the Stated Principal Amount of $10  and could
be zero. $2.10   to $2.30   per security (21% to 23% of the Stated Principal
Amount), to be determined on the Pricing Date Final Share Price / Initial Share
Price The closing price of one Underlying Share on the Pricing Date The closing price of one Underlying Share on the Valuation Date times the Adjustment Factor on such date June , 2015, subject to postponement for non-trading  days and certain market disruption events  1.0,  subject to adjustment in the event of certain events affecting the Underlying Shares $10 per security The securities will not be listed on any securities exchange.

This offering is expected to close for ticketing on Friday, June 28, 2013

(1)  Expected Pricing Dates are subject to change. Due to market conditions,
     Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 16

Client Strategy Guide: June 2013 Offerings

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS(SM) based on the PHLX Housing Sector(SM) Index (HGX) by Morgan
Stanley
[]

Strategy Overview

[]   Leveraged exposure to the underlying index up to the maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity[] May be appropriate for investors who anticipate moderate appreciation of the PHLX Housing
     Sector(SM) Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a
     PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index See "Risk Considerations" below

How do the Buffered PLUS work?

The Buffered PLUS offered are unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated
principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. If the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 90% of the stated
principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

[]   You may lose up to 90% of the stated principal amount of the Buffered PLUS at maturity [] Full downside exposure to the PHLX Housing Sector(SM) Index beyond the buffer amount [] Appreciation potential is Iimited by the maximum payment at maturity
[]   Does not provide for current income; no interest payments
[]   The market price of the Buffered PLUS will be influenced by many unpredictable factors
[]   The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS
[]   The amount payable on the Buffered PLUS is not linked to the value of the underlying index at any time other than the valuation date[] There are risks associated with investments in securities concentrated solely in the housing sector
[]   Investing in the Buffered PLUS is not equivalent to investing in the underlying index
[]   Adjustments to the underlying index could adversely affect the value of the
     Buffered PLUS
[]   The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices
[]   The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
[]   The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited
[]   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS
[]   Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Buffered PLUS
[]   The historical performance of the underlying index is not an indication of future performance Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

Morgan Stanley

Client Strategy Guide: June 2013 Offerings Page 17

Key Terms of the Buffered PLUS[SM]	
Issuer	Morgan Stanley
Underlying Index	PHLX Housing Sector[SM] Index (HGX)
Maturity Date	December , 2015 (approximately 2.5 years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + the Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value but has decreased from the Initial Index Value by an amount *less than or equal to* the Buffer Amount of 10%: $10 • If the Final Index Value is *less than* the Initial Index Value and has decreased from the Initial Index Value by an amount *greater than* the Buffer Amount of 10%: ($10 x the Index Performance Factor) + $1.00 *This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	December , 2015, subject to adjustment for non-index business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Payment at Maturity	$12.90 to $13.10 per Buffered PLUS (129% to 131% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the Stated Principal Amount)
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
No listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, June 28, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

June 2013

                                                                         Page 18

Client Strategy Guide: June 2013 Offerings

Opportunities in International Equities

Leveraged Performance

     []   Enhanced Trigger Jump Securities based on the EURO STOXX 50([R]) Index
          (SX5E) by Morgan Stanley

Strategy Overview

     []   Opportunity to gain exposure to the EURO STOXX 50([R]) Index

     []   Limited protection against loss and can potentially outperform the index for a certain range of performance of the index due to the fixed percentage if the final index value is above 65% of the initial index value See "Risk Considerations" below

How do the Enhanced Trigger Jump work?

Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated
principal amount depending on the closing value of the underlying index on the valuation date. If the closing value of the underlying index on the valuation date is above 65% of the initial index value, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index on the valuation date is at or below 65% of the initial index value, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index over the term of the securities, and you will lose a significant portion or all of your initial investment. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. The payment at maturity may be significantly less than the stated principal amount and could be zero. The securities are unsecured notes issued as part of Morgan Stanley's Series F
Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

     []   You could lose your entire initial investment in the securities at maturity
     []   Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by 35% or more from the pricing date to the valuation date
     []   Does not provide for current income; no interest payments
     []   You will not benefit from the fixed percentage if the final index value is at or below the downside threshold value[] The market price of the securities may be influenced by many unpredictable factors
     []   The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.
     []   Investing in the securities is not equivalent to investing in the underlying index
     []   The amount payable on the securities is not linked to the value of the underlying index at any time other than the valuation date
     []   There are risks associated with investments in securities linked to the value of foreign equity securities
     []   The securities will not be listed on any securities exchange and secondary trading may be limited
     []   Investing in the securities is not equivalent to investing directly in the underlying index
     []   Adjustments to the underlying index could adversely affect the value of the securities The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices
     []   The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
     []   Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the securities.
     []   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
     []   The historical performance of the underlying index is not an indication of future performance Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 19

Client Strategy Guide: June 2013 Offerings

Key Terms of the Enhanced Trigger Jump

Issuer Underlying Index Maturity Date Payment at Maturity Index Return Amount

Fixed Percentage Index Percent Change Initial Index Value Final Index Value
Downside Threshold Value Valuation Date

Issue Price/Stated Principal Amount Listing Expected Pricing Date(1)

Morgan Stanley

EURO STOXX 50([R]) Index (SX5E)

Expected to be June , 2018 (approximately 5 years) $10 + Index Return Amount.
This payment may be greater than or less than the Stated Principal Amount. If the Final Index Value is above the Downside Threshold Value, the Index Return
Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii)
the Fixed Percentage] If the Final Index Value is at or below the Downside
Threshold Value, the Index Return Amount will equal: $10 x the Index Percent
Change
In this scenario, the Payment at Maturity will be equal to or less than $6.50 per Stated Principal Amount of securities and could be zero. There is no minimum Payment at Maturity on the securities.

25% to 27%. The actual Fixed Percentage will be determined on the Pricing Date
(Final Index Value -- Initial Index Value) / Initial Index Value The Index
Closing Value on the Pricing Date The Index Closing Value on the Valuation Date
65% of the Initial Index Value

June , 2018, subject to adjustment for non-index business days and certain market disruption events $10 per security The securities will not be listed on any securities exchange.

This offering is expected to close for ticketing on Friday, June 28, 2013

     (1)  Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date.
          Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 20

Client Strategy Guide: June 2013 Offerings

Opportunities in U.S. Equities

Access

Dual Directional Trigger Securities based on the value of the Sand P 500([R])
Index (SPX) by Morgan Stanley

Strategy Overview
     []   Capped exposure to, and limited protection against negative performance of, the underlying index
     []   Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date but only if the underlying index closes at or above the specified trigger level on the valuation date
     []   May be appropriate for investors who seek a positive return in a moderately bullish or moderately bearish scenario See "Risk
          Considerations" below

How do the Dual Directional Trigger Securities work?

Unlike ordinary debt securities, the Dual Directional Trigger Securities Based on the Value of the Sand P 500([R]) Index due December , 2018, which we refer to as the securities, do not pay interest and do not guarantee the return of any principal at maturity. Instead, at maturity you will receive for each security that you hold an amount in cash based on the closing value of the Sand P 500([R])
Index, which we refer to as the index, on the valuation date. At maturity, if the index has appreciated in value, you will receive the stated principal amount of your investment plus an amount based on the percent increase of the index, subject to the maximum payment at maturity. If the index has depreciated in value but by no more than 35%, you will receive the stated principal amount of your investment plus a positive return equal to the absolute value of the percentage decline. However, if the index has depreciated by more than 35%, you will be negatively exposed to the full amount of the percentage decline in the index and will lose 1% of your investment for every 1% of decline, without any buffer. You may lose your entire initial investment in the securities. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the absolute return feature that applies to a limited range of performance of the index.
All payments are subject to the credit risk of Morgan Stanley. If Morgan
Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Risk Considerations

     []   Youmay lose your entire initial investment in the securities at maturity
     []   Full downside exposure to the index without buffer if the index closes below the trigger level on the valuation date
     []   Appreciation potential is Iimited by the maximum payment at maturity
     []   Does not provide for current income; no interest payments
     []   The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities
     []   The amount payable on the securities is not linked to the value of the index at any time other than the valuation date
     []   The market price of the securities will be influenced by many unpredictable factors
     []   The securities will not be listed on any securities exchange and secondary trading may be limited
     []   The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices
     []   The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
     []   Investing in the securities is not equivalent to investing in the index
     []   Adjustments to the index could adversely affect the value of the securities
     []   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities
     []   Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities
     []   The historical performance of the index is not an indication of future performance Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

Morgan Stanley

Client Strategy Guide: June 2013 Offerings Page 21

Key Terms of the Dual Directional Trigger Securities	
Issuer	Morgan Stanley
Index	S&P® 500 Index (SPX)
Maturity Date	December , 2018 (approximately 5 years)
Trigger Level	65% of the Initial Index Level
Payment at Maturity	If the Final Index Value is *greater than* the Initial Index Value: $10 + ($10 x Index Percent Change), subject to the Maximum Payment at Maturity If the Final Index Value is *less than or equal to* the Initial Index Value but is *greater than or equal to* the Trigger Level: $10 + ($10 × Absolute Index Return); or *In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.* If the Final Index Level is *less than* the Trigger Level: $10 × the Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.*
Maximum Payment at Maturity	$19.00 to $20.00 per security (190% to 200% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Trigger Level	65% of the Initial Index Value
Absolute Index Return	The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% absolute Index Return
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Level	The index closing value on the Valuation Date
Valuation Date	December , 2018, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
No listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, June 28, 2013

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

June 2013

                                                                         Page 22

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 23

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 24

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 25

Client Strategy Guide: June 2013 Offerings

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 26

Client Strategy Guide: June 2013 Offerings

Selected Risks and  Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time
Morgan Stanley Wealth Management or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

                                                                         Page 27

Client Strategy Guide: June 2013 Offerings

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and  Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and  Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC, Morgan Stanley and  Co. LLC, or Citigroup Global Markets Inc.
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013

Morgan Stanley

Client Strategy Guide: June 2013 Offerings Page 28

IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®" and "SPDR®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

"EURO STOXX 50®" and "STOXX®" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

"PHLX Housing Service Sector℠" and "HGX℠" are registered service marks of the NASDAQ OMX Group, Inc. and have been licensed for use.

"The Dow Jones-UBS Commodity Index℠" and "DJ-UBS℠" are service marks of Dow Jones Trademark Holdings LLC and UBS AG and have been licensed for use for certain purposes by Morgan Stanley.

© 2013 Morgan Stanley Smith Barney LLC. Member SIPC.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. June 2013